EXHIBIT 10 (g)




                                               June 29, 2001

Mr. Stephen M. Heumann
1057 Argyle Road
Berwyn, PA  19312

Dear Steve:

     This letter (the "Agreement") sets forth the enhanced severance arrangement agreed to by West Pharmaceutical Services, Inc. (the "Company") and you. The terms contained in this Agreement represent an exception to, and provide for benefits in excess of, the Company's standard severance policy. Please read this letter carefully. It contains the terms and conditions of your severance, including important deadlines with respect to the continuation of key benefits.

     Each of the benefits listed below is expressly conditioned on your complying with all of your obligations under this Agreement and the Agreement and General Release (the "Release"), which is attached hereto as Exhibit "A" and incorporated herein by reference. Each of such benefits is also expressly conditioned on your complying with the provisions of Section 6 (Non-Disclosure and Confidentiality) and Section 9 (Non-Competition) of the Second Amended and Restated Change-in-Control Agreement dated as of March 25, 2000 between the Company and you (such provisions being collectively referred to herein as the "Non-Compete and Confidentiality Obligations").

1. Termination Date. Your last day of employment with the Company will be June 29, 2001 (the "Termination Date"). Between the date of this Agreement and the Termination Date, you will report to and your duties will be specified by Linda R. Altemus.

2. Severance Payments. You will receive severance salary payments totaling $340,038, paid biweekly in accordance with Company practice with normal deductions such as health insurance and taxes, for the period commencing on July 1, 2001 and continuing until June 27, 2003 (the "Severance Period"). These payments represent 12 weeks of severance pay to which you would be entitled under the Company's severance policy plus an additional 92 weeks of severance pay to be provided in consideration of your execution of the Release. You will receive the full amount of severance pay regardless of whether you find other employment prior to the end of the Severance Period.

          Any earned/unused vacation owed for this year will be paid to you as soon as practical. You will not be eligible to receive salary increases, cash bonuses or incentive stock-based grants or awards of any kind on or after the Termination Date.

3.        Financial  Planning  Assistance.   You  will  receive  $3,000  towards
          financial planning, which will be paid to you in a lump sum within 30 days following the Termination Date.

4. Company Car. You may continue the use of your company car until the Termination Date. You may purchase your company car from the Company for the sum of $1.00 (one dollar). You must notify the Company on or before the Termination Date if you elect to purchase the car.

5. Medical Coverage. The Company will continue standard medical and dental benefits until the last day of the month prior to your becoming 65 years old. This coverage will be available to you and your dependents. The levels of coverage will be those in effect from time to time for employees of the Company. You and your dependents will also be eligible for Executive Medical benefits currently available to active senior executive officers of the Company. The Company will continue to pay the same portion of the cost of the coverage as it did when you were employed, and your cost will be deducted from your severance payments.

6. Life Insurance. Coverage under the Company's group-term life insurance policy, including any supplemental insurance coverage that you may have purchased, will also continue through the end of the Severance Period. You are eligible to convert this group-term life insurance policy to an individual life policy. However, to do so, you must apply and pay the first premium within 31 days after the end of the Severance Period. A Group Conversion form will be mailed to you during the 30-day period preceding the end of the Severance Period.

7. KEEP Insurance. KEEP insurance will remain in effect through the Severance Period. You are encouraged to contact Jeff White or Peter Hoover at American Financial Group, at (610) 296-3393, to discuss your options concerning these policies prior to the end of the Severance Period.

8. Short and Long-Term Disability. Your short and long term disability insurance coverage will cease as of the Termination Date.

9. Deferred Compensation and Savings Plan. You will need to contact American Express Trust Company at (800) 355-5770 to receive a complete rollover/distribution package with respect to your participation in the Company's Savings Plan. If you have an outstanding loan, you should contact American Express promptly to ensure that you avoid any adverse tax consequences.

          Any balances in your accounts under the Deferred Compensation Plan for Designated Executive Officers will be distributed to you in accordance with your elections under that plan and applicable plan provisions. We urge you to review the plan document and other information on the plan that has been provided to you. If you have questions about the plan or its operation, please contact John Gailey at (610) 594-3319.

10. Retirement Plan. You will be eligible to accrue up to an additional 12 months years-of-service credit under the West Pharmaceutical Services, Inc. Employees' Retirement Plan. At the end of that period, a calculation of your estimated pension benefit will be forwarded to you.

11. Stock-Based Incentive Plans. Any unvested stock options and incentive (restricted) shares awarded to you under the Long Term Incentive Plan and 1998 Key Employee Incentive Compensation Plan will become vested on the Termination Date. Solely for purposes of determining the post-termination stock-option exercise period, you will be deemed to have retired from the Company as of the Termination Date. Your bonus shares and incentive shares will be issued to you as soon as practical after termination. For your convenience, information concerning your vested stock options is attached as Schedule I hereto.

          You are encouraged to refer to the applicable plan documents and information statements previously sent to you, as well as the individual agreements covering such awards and grants, for additional information.

12. Termination of Benefits. Participation in all other benefit or compensation programs and arrangements not specifically continued in accordance with this Agreement will cease as of the Termination Date.

13. Outplacement Assistance. Instead of outplacement assistance, you will receive $25,000, which will be paid to you in a lump sum within 30 days following the Termination Date.

14. Reimbursement of Expenses. You confirm that you have been reimbursed for any outstanding qualified travel and entertainment expenses.

15.       Notices.  Any  notifications  or  other  communications   required  or
          permitted under this Agreement shall be sent in writing via the U.S. mails or facsimile to the following addresses:

          If to you:

                  Stephen M. Heumann
                  1057 Argyle Road
                  Berwyn, PA  19312

          If to the Company:

                  West Pharmaceutical Services, Inc.
                  101 Gordon Drive
                  Lionville, PA  19341
                  Attention: General Counsel
                  Facsimile: 610 594-3013

          or to such other address, or facsimile number, as may be notified in writing in accordance with this paragraph.

16. Agreement and General Release. In exchange for the compensation package described above, you expressly agree to and will sign the Release and the Resignation Letter attached hereto as Exhibit "B" and deliver them to the Company at the time of delivery of a countersigned copy of this Agreement.

17.       Miscellaneous.

          (a) As noted in the first paragraph hereof, your breach of any provision of this Agreement, the Release or the Confidentiality and Non-Compete and Confidentiality Obligations will result in an immediate termination of all obligations of the Company hereunder.

          (b) This Agreement will be binding upon and inure to your benefit and the benefit of your personal representatives and heirs and the Company and any successor of the Company. In the event of your death prior to expiration of the Severance Period, the balance of any unpaid cash severance payments will be paid in a lump sum to the beneficiary listed on the survivor beneficiary form attached to this Agreement as Exhibit "C" no later than the end of the month following the month in which death occurs. All other benefits otherwise payable under this Agreement will terminate upon your death.

          (c) Should any provision of this Agreement be adjudged to any extent invalid by any court of competent jurisdiction, that provision will be deemed modified to the extent necessary to make it enforceable.

          (d) This Agreement will be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          (e) This Agreement, together with the Release, the Resignation Letter and the Non-Compete and Confidentiality Obligations, constitute the entire agreement and understanding between you and the Company with respect to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings between you and the Company with respect to such matters.

          (f) This Agreement may be executed in one or more counterparts, which together shall constitute a single agreement.

                                 * * * * * * * *

          By signing below, you signify your intent to be legally bound by the terms of this Agreement.

                                          Very truly yours,
                                          West Pharmaceutical Services, Inc.



                                          By: _______________________________
                                              George R. Bennyhoff, Senior Vice
                                              President, Human Resources

Intending to be legally bound, agreed to
and accepted this        day of June, 2001
                  ------


------------------------------
Stephen M. Heumann



ATTACHMENTS                Release (attached as Exhibit "A") Resignation
                           Letter (attached as Exhibit "B") Designation of
                           Beneficiary (attached as Exhibit "C") Stock Options information (attached as Schedule I)

                                   EXHIBIT "A"

                          AGREEMENT AND GENERAL RELEASE
                         -------------------------------

--------------------------------------------------------------------------------
NOTICE: This is a very important legal document, and you should thoroughly review and understand the terms and effect of this document before signing it. By signing this Agreement and General Release, you will be completely releasing West Pharmaceutical Services, Inc. from all liability to you. Therefore, you should consult with an attorney before signing this Agreement and General Release. You have 45 days from the date of distribution of these materials to consider this document. If you have not returned a signed copy of this Agreement and General Release by that time, we will assume that you have elected not to sign the Agreement and General Release. If you choose to sign the Agreement and General Release, you will have an additional seven (7) days following the date of your signature to revoke the Agreement and General Release, and the Agreement and General Release shall not become effective or enforceable until the revocation period has expired.
--------------------------------------------------------------------------------

     Intending to be legally bound by the provisions of this Agreement and in consideration of the negotiated payments and benefits specified in the accompanying letter agreement which shall be incorporated as if fully set forth within, dated June 29, 2001 between West Pharmaceutical Services, Inc. and me, providing valuable consideration to which I would otherwise not be entitled, I, STEPHEN M. HEUMANN hereby release and discharge West Pharmaceutical Services, Inc. and its affiliates, parents, subsidiaries, successors, and predecessors and all of their employees, agents, attorneys, officers, and directors (individually and collectively referred to as the "Company") from any and all claims and/or causes of action, known or unknown, which I may have or could claim to have against the Company in connection with my employment with the Company up to and including the date of my signing of this General Release.

     This General Release includes, but is not limited to, all claims arising from or during my employment or as a result of the termination of my employment and all claims arising under federal, state, or local laws prohibiting employment discrimination based upon age, race, sex, religion, handicap, national origin, or any other protected characteristic, including, but not limited to, any and all claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 and 1991, the Americans with Disabilities Act, the Family and Medical Leave Act, the Equal Pay Act, the Pennsylvania Wage Payment and Collection Law, the Pennsylvania Human Relations Act, any other federal, state or local labor or employment law, and claims under the common law and/or growing out of any legal restrictions, express or implied, in contract or on any other grounds, or the Company's right to control or terminate the employment fits employees.

     By signing below, I acknowledge that I have carefully read and fully understand the provisions of this Agreement and General Release. I further acknowledge that I am signing this Agreement and General Release knowingly and voluntarily and without duress, coercion or undue influence. I further agree that should I file a claim with any agency or any lawsuit in court which is found to be barred in whole or in part by this General Release, I will pay the legal fees and costs incurred by the Company in defending those claims found to be barred and shall also be obligated to tender back upon filing of such complaint in state or federal court or before any administrative agency any consideration that I have received pursuant to the severance arrangements provided within the accompanying Letter Agreement.

     This Agreement and General Release constitutes the total and complete understanding between me and the Company relating to the subject matter covered by this Agreement and General Release and all other prior or contemporaneous written oral agreements or representations, except the accompanying Letter Agreement setting forth the terms of my severance arrangement, if any, otherwise relating to the subject matter of this Agreement and General Release are null and void. It is also expressly understood and agreed that the terms of this Agreement and General Release may not be altered except in writing signed by both the Company and me. I further understand and agree that the terms and conditions of this Agreement and General Release shall not be communicated to any persons other than those referred to herein and to my spouse or legal counsel, if applicable.

         INTENDING TO BE LEGALLY BOUND, I hereby set my hand and seal below:

Witnessed by:

------------------------------      ------------------------------------------
Witness                                     STEPHEN M. HEUMANN

------------------------------      ------------------------------------------
Dated                                                Dated

                                   Exhibit "B"





                                              June 30, 2001



To the Board of Directors

West Pharmaceutical Services, Inc.
101 Gordon Drive
Lionville, PA 19341


To Whom It May Concern:

     Please be advised that I hereby resign from all positions  that I currently
hold  with  West  Pharmaceutical   Services,  Inc.,  its  subsidiaries  and  its
affiliated companies.


                                              Very truly yours,



                                              Stephen M. Heumann

                                   EXHIBIT "C"

                DESIGNATION OF BENEFICIARY FOR SEVERANCE PAYMENTS





Designation of Beneficiary. I understand that I may designate one beneficiary who, in the event of my death before all amounts due to me under the Severance Letter Agreement dated June 29, 2001 have been distributed, will receive such amounts. I hereby designate as my beneficiary:



   -----------------------------------------------------------------------------
   Name                             Relationship

   -----------------------------------------------------------------------------

   1.

   -----------------------------------------------------------------------------

               If the person named above as beneficiary does not survive
               me, I hereby designate as my contingent beneficiary:
   -----------------------------------------------------------------------------

   2.
   -----------------------------------------------------------------------------

               If no beneficiary has been designated under this Exhibit, or all beneficiary designations are ineffective, then all amounts payable pursuant to the Severance Letter Agreement shall be paid to my estate. Any benefits which may be payable to my beneficiary shall be paid in the form of a lump sum.
    ----------------------------------------------------------------------------

I reserve the right to revoke or amend this designation of beneficiary by written notice.




                                                 Date:
 --------------------------------------------     -----------------------------

 Stephen M. Heumann

                                   Schedule I

                               Stephen M. Heumann

                     Summary of Options as of June 30, 2001



                      Number of            Option Price           Last Date
Grant Date       Shares Exercisable         Per Share            To Exercise


03/26/1997             7,000                  $27.50             03/25/2002

08/05/1997            18,000               $29.40630             06/28/2002

03/25/2000            18,000               $26.03130             06/28/2002

05/02/2001             6,000                  $26.75             06/28/2002